Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrew G. Raguskus, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Sonic Innovations, Inc. on Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Sonic Innovations, Inc.

By:	/s/ ANDREW G. RAGUSKUS

Name:	Andrew G. Raguskus
Title:	President and Chief Executive Officer

Date:	May 14, 2003

A signed original of the written statements above required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Sonic Innovations, Inc. and will be retained by Sonic Innovations, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.